Exhibit 6(vii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    Exhibit J
                                     to the
                             Distributor's Contract

                          INDEPENDENCE ONE MUTUAL FUNDS
                   Independence One International Equity Fund

      In consideration of the mutual covenants set forth in the Distributor's Contract dated September 26, 1991 between Independence One Mutual Funds and Federated Securities Corp., Independence One Mutual Funds executes and delivers this Exhibit on behalf of the Fund, first set forth in this Exhibit.


      Witness the due execution hereof this 4th day of March, 1998.


                                    INDEPENDENCE ONE MUTUAL FUNDS

                                    By:  /s/ Edward C. Gonzales
                                    Name:  Edward C. Gonzales
                                    Title:  President


                                    FEDERATED SECURITIES CORP.

                                    By:  /s/ Byron F. Bowman
                                    Name:  Byron F. Bowman
                                    Title:  Vice President